UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 27, 2007

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shareholder Approval of the Electronic Arts Inc. Executive Bonus Plan.

On July 26, 2007, Electronic Arts Inc. (“Electronic Arts” or the “Company”) held its annual stockholders’ meeting (the “Stockholders’ Meeting”) to vote on, among other items, a proposal to adopt the Electronic Arts Inc. Executive Bonus Plan (the “Executive Bonus Plan”), which is a cash bonus plan for executive officers that is designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company’s Board of Directors (the “Board”), prior to the Stockholders’ Meeting, approved the Executive Bonus Plan, subject to stockholder approval at the Stockholders’ Meeting, and the Company’s stockholders approved the Executive Bonus Plan at the Stockholders’ Meeting.

The material features of the Executive Bonus Plan are described below. This summary is subject to, and qualified in its entirety by, the full text of the Executive Bonus Plan, which was previously filed as Appendix C to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 20, 2007, and is incorporated herein by reference.

Purpose. The purpose of the Executive Bonus Plan is to provide eligible employees with incentive compensation based upon the level of achievement of financial, business and other performance criteria. It is intended that bonuses awarded under the Executive Bonus Plan to covered employees will qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

Eligibility. Eligible participants in the Executive Bonus Plan are senior executives of Electronic Arts or of an affiliate who are chosen solely at the discretion of the Compensation Committee. It is expected that participation in the Executive Bonus Plan will generally be limited to the Company’s CEO and those executives who directly report to the CEO.

Administration. The Executive Bonus Plan will be administered by the Company’s Compensation Committee (or a subcommittee thereof), which is comprised solely of two or more “outside” directors (within the meaning of Section 162(m)). The Compensation Committee has the authority, in its discretion, to make any and all decisions regarding the administration of the Executive Bonus Plan, including selecting employees eligible to receive awards, establishing performance goals and maximum bonus awards for each participant, construing and interpreting the terms of the Executive Bonus Plan and bonuses awarded thereunder, decreasing, paying or declining to pay bonuses under the Executive Bonus Plan, and establishing additional terms, conditions, rules, or procedures for the administration of the Executive Bonus Plan. All determinations of the Compensation Committee that are not inconsistent with the Executive Bonus Plan will be final and binding on all persons.

Establishment of Bonuses. Each performance period, the Compensation Committee will select the individuals to participate in the Executive Bonus Plan, assign each participant a maximum award level and establish the performance goal or goals that must be achieved before an award actually will be paid to the participant. Bonuses are payable in cash.

Performance Goals. Under the Executive Bonus Plan, participants will be eligible to receive cash awards based upon the attainment and certification of certain performance goals established by the Compensation Committee over the applicable performance period. The performance goals that may be selected by the Compensation Committee include one or more of the following: cash flow (including operating cash flows or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, and may be determined in accordance with GAAP or revised to reflect any or all non-GAAP adjustments), earnings per share (on a GAAP or non GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average stockholders’ equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating income, operating profit, controllable operating profit, or net operating profit, net profit, net income, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators, new product invention or innovation, attainment of research and development milestones, improvements in productivity, attainment of objective operating goals and employee metrics.

The performance goals may be measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group and may differ for each participant. For example, the Compensation Committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: the effects of currency fluctuations; any or all adjustments that are reflected in the calculation of non-GAAP earnings as presented in any Electronic Arts press release or Form 8-K filing relating to an earnings announcement; asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; and any other extraordinary or non-operational items. Additionally, the Compensation Committee may decide to exclude the effect of mergers or acquisitions in their evaluation of performance goals.

The Compensation Committee will establish the performance goals with respect to each participant in writing not later than 90 days after the commencement of the period of service to which the performance goals relate, provided that the outcome of the performance goals is substantially uncertain at the time of their establishment. A performance period shall generally be a fiscal year, but may also be any such other period of time as determined in the sole and absolute discretion of the Compensation Committee.

Determination of Bonuses. As soon as practicable after the end of each performance period, the Compensation Committee will certify in writing the extent to which the pre-established performance goals actually were achieved and the amount of the bonus to be paid. The Compensation Committee reserves the discretion to reduce or eliminate any actual award under the Bonus Plan. The payment of a cash bonus under the Executive Bonus Plan requires that the participant be actively employed when the bonus is paid. The Compensation Committee, however, may make exceptions to the general rule that a participant must be actively employed when a cash bonus is payable in the case of retirement, death or disability, or in the event of a change in control. Additionally, if a participant incurs a change in status that results in him or her being ineligible to participate in this Plan during a performance period, he or she may receive a pro-rated bonus (as determined at the end of the performance period to which such bonus relates). The method in which a bonus is pro-rated is determined in the sole discretion of the Compensation Committee.

Payment of Bonuses. All awards will be paid in cash as soon as is practicable after the Compensation Committee has certified that the applicable performance goals have been achieved, determined the bonus amounts, and authorized the payment of the corresponding bonuses, but in no event later than two and a half months after the end of the calendar year in which the applicable performance period ends. Receipt of a bonus may be deferred, however, to the extent a participant has made a timely election to defer payment and pursuant to the terms and conditions of the Electronic Arts Inc. Deferred Compensation Plan or any successor plan and in compliance with Section 409A of the Code.

Maximum Award. The maximum bonus payment that any participant may receive under the Executive Bonus Plan for any performance period is 300% of their base salary for such period, but in no event will a participant’s bonus under the Executive Bonus Plan exceed $5,000,000 during any fiscal year.

Term of Executive Bonus Plan. The Executive Bonus Plan shall first apply to fiscal 2008. The Executive Bonus Plan shall continue until the earlier of (i) the date as of which the Compensation Committee terminates the Executive Bonus Plan, (ii) the date any stockholder approval requirement under Section 162(m) of the Code ceases to be met, or (iii) the date that is five years after the 2007 Annual Meeting.

Fiscal Year 2008 Executive Bonus Awards.

For fiscal year 2008, the Company’s Compensation Committee determined that the participants in the plan will be the Company’s CEO and the CEO’s Section 16 direct reports, of which there are nine. The maximum annual bonus per Plan participant is 300% of their base salary in effect at the beginning of fiscal year 2008, provided, however, that in no event shall any participant be entitled to a bonus in excess of five million dollars in any fiscal year. The bonus that is payable, if any, to a Plan participant is conditioned on the Company achieving a certain pre-determined level of non-GAAP operating income. In the event that this level is achieved, then a participant’s bonus is set at 300% of his or her annual base salary. The actual bonus paid to a participant may then be reduced (but not increased) by the Compensation Committee based on a combination of a participant’s bonus target (expressed as a percentage of his or her annual base salary), the Company’s non-GAAP operating income, and individual performance metrics.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Electronic Arts Inc. Executive Bonus Plan (incorporated by reference to Appendix C of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 20, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: July 27, 2007	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President,
General Counsel and Secretary